MEMORANDUM OF UNDERSTANDING

EMRL.D Token - Buy Call Option Framework

BetweenP/E Capital DAO LLCandCahero Family Group

Effective Date : March 1, 2026

1. PARTIES

This Memorandum of Understanding ("MOU") is entered into between:

P/E Capital DAO LLC, a limited liability company organized under the laws of the State of Wyoming, acting through its EMRL.D Special Purpose Vehicle (SPV) (CIK File No.0001954925) ("P/E DAO"); and

Cahero Family Group, represented byRamon Cahero, Chief Operating Officer (COO)("Cahero Group").

Each a "Party" and collectively the "Parties."

2. PURPOSE

The purpose of this MOU is to define thestrategic relationship and structural frameworkbetween the Parties in connection with theEMRL.D Token, including:

The contribution and recognition of emerald-backedSafe Keeping Receipts ("SKRs"), being documents evidencing custody and control of physical gemstone assets

The operational independence of the Parties

The establishment of aBuy Call Option mechanismgoverning token-linked economic alignment

3. NON-BINDING NATURE

This MOU is non-binding and reflects the present understanding of the Parties,except for provisions expressly identified as binding.

TheBuy Call Option framework described in Section 6is intended to form the basis of abinding definitive agreement.

4. ASSET BACKING AND SKR RELATIONSHIP

The Parties acknowledge the following:

The Cahero Group maintains an approximateUSD 90,000,000 emerald gemstone stockpile, evidenced through SKRs

Said SKRs are intended to supportforty percent (40%) of the total EMRL.D token supply, subject to verification and structuring

Nature of Relationship

The Cahero Group acts asasset provider and SKR originator

P/E DAO acts astokenization sponsor, structuring entity, and SPV operator

Independence Clause

The Parties expressly agree that:

Each Party operates as anindependent entity

No partnership, joint venture, or fiduciary relationship is created

Control over assets and token issuance remainssegregated and role-defined

5. OPERATIONAL STRUCTURE

The Parties intend the following structure:

Cahero Family Group

Custody and maintenance of underlying emerald assets

Issuance and validation of SKRs

Cooperation in verification and audit processes

P/E Capital DAO LLC (EMRL.D SPV)

Token issuance and smart contract governance

Investor framework and distribution strategy

Exchange integration, including listing withBitMart Global

All operational execution remains subject to further agreements and regulatory compliance.

6. BUY CALL OPTION FRAMEWORK (INTENDED BINDING MECHANISM)

The Parties acknowledge the intent to enter into aBuy Call Option Agreementwith the following indicative terms:

Underlying Asset:EMRL.D Token

Strike Price:USD 1.00 per token

Option Term:365 days from the official rollout date of EMRL.D on BitMart Global

Grantor / Structure:To be defined in definitive agreement under the EMRL.D SPV

Trigger Conditions

The Buy Call Option may be exercisable upon the occurrence of all of the following conditions prior to expiration:

Market Price Threshold:EMRL.D reaches or exceedsUSD 8.00on the BitMart Global spot market

Liquidity Threshold:Achieves a minimumUSD 1,000,000 daily trading volume

Market Penetration Threshold:At leastfive percent (5%) of the total token supplyis successfully integrated into the digital secondary market

Time Condition:All conditions must occurwithin the 365-day option period

Important Qualification

The above parameters areindicative and subject to final legal structuring

No guarantee is made regarding price performance, liquidity, or market conditions

The Buy Call Option shall only become binding upon execution of adefinitive agreement

7. REGULATORY AND MARKET POSITIONING

The Parties acknowledge that:

EMRL.D may be structured as adigital asset or security token, subject to applicable laws

All activities must comply with relevant securities, AML (Anti-Money Laundering), and KYC (Know Your Customer) requirements

Listing onBitMart Globaldoes not constitute regulatory approval

8. CONFIDENTIALITY (BINDING)

All non-public, proprietary, or sensitive information shared between the Parties shall be treated asconfidential.

This obligation islegally binding and shall survive terminationof this MOU.

9. INTELLECTUAL PROPERTY (BINDING)

Each Party retains ownership of its respective intellectual property.

All token architecture, smart contracts, and issuance frameworks developed by P/E DAO shall remain its exclusive property unless otherwise agreed.

10. TERM AND TERMINATION

This MOU shall remain in effect until:

Superseded by definitive agreements; or

Terminated by either Party upon written notice

Binding provisions shall survive termination.

11. GOVERNING LAW AND DISPUTE RESOLUTION (BINDING)

This MOU shall be governed by the laws to be specified in the definitive agreement.

Any disputes shall be resolved througharbitration in a mutually agreed jurisdiction.

12. SIGNATURES

For P/E Capital DAO LLC (EMRL.D SPV)

Signature:/s/ Virgilio V. Ibones IIIIName:Virgilio V. Ibones IIITitle:Chief Operating Officer(COO)Date:March 1, 2026_____________

For Cahero Family Group

Signature: ______________________Name: Ramon CaheroTitle: Chief Operating Officer (COO)Date: ___________________________